LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints Richard A. Firehammer, Jr., as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and
file
Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Universal Electronics Inc., a Delaware corporation (the

"Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the
undersigned's
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all other acts which in
the discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


The undersigned
acknowledges that:

(1)	this Power of Attorney
authorizes, but does not
require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or executed by such
attorney-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney will be in such form and
will contain such information and
disclosure as such attorney-in-fact, in
his or her discretion, deems
necessary or desirable;

(3)	neither
the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the
undersigned from
responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The
undersigned hereby gives and
grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.


	This Power of Attorney shall remain in
full force and effect until
revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused
this Power of Attorney to be executed as of this 22nd day of January,
2003.




									   /s/Robert P. Lilleness


						Signature


									   Robert P. Lilleness
						Print

Name



STATE OF California

COUNTY OF
Orange




	On this 22nd day of Jan., 2003, Robert P.
Lilleness personally
appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.


	IN WITNESS WHEREOF, I
have hereunto set my hand and official seal.





									   /s/M. Uribe
						Notary Public





									   March 9, 2006
						My Commission
Expires: